UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2012

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On March 8, 2012, Simon Property Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Simon Property Group, L.P. (the “Operating Partnership”), J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of up to 9,775,000 shares of the Company’s common stock (the “Shares”).  The offering of the Shares closed on March 14, 2012.

The offering of the Shares was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-179874), the prospectus dated March 2, 2012, and the related prospectus supplement dated March 8, 2012.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement, dated as of March 8, 2012, among Simon Property Group, Inc., Simon Property Group, L.P., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co.

Exhibit 5.1	Opinion of Faegre Baker Daniels LLP.

Exhibit 8.1	Opinion of Faegre Baker Daniels LLP regarding tax matters.

Exhibit 23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibits 5.1 and 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2012

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer